SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
          The Securities Exchange Act of 1934 (Amendment No. ________)

Filed by the Registrant  [ X  ]
Filed by a party other than the Registrant [    ]

Check the appropriate box:
[   ] Preliminary Proxy Statement

[   ] Confidential,  for Use of the Commission  Only(as  permitted by
      Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material under Sec. 240.14a-12


                          ABRAXAS PETROLEUM CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

      [ X ] No fee required.
      [   ] $125  per  Exchange  Act  Rules  0-1(c)(1)(ii),  14a-6(i)  or  Item
            22(a)(2) pf Schedule 14A.
      [   ] Fee computed on table below per Exchange Act Rules  14a-6(i)(l) and
            0-11.

     (1) Title of each class of securities to which transaction applies:


     (2) Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:


     [ ]Fee paid previously with preliminary materials.

     [ ]Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously Paid:


     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:


     (4) Date Filed:

                          ABRAXAS PETROLEUM CORPORATION
                       500 North Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                                 (210) 490-4788

                                                                  April 22, 2004

Dear Stockholders:

     You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Abraxas Petroleum Corporation to be held on Friday, May 21, 2004, at 9:00 a.m., at the Petroleum Club of San Antonio located at 8620 North New Braunfels, San Antonio, Texas 78217. We hope that you will be able to attend the meeting. Matters on which action will be taken at the meeting are explained in detail in the Notice and Proxy Statement following this letter.

     Whether or not you expect to attend the Annual Meeting, please mark, sign, and date the enclosed proxy and return it promptly in the enclosed envelope.


                                    Robert L.G. Watson
                                    Chairman of the Board, President,
                                    and Chief Executive Officer

                          ABRAXAS PETROLEUM CORPORATION
                       500 North Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                                 (210) 490-4788

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 21, 2004

To the Stockholders of Abraxas Petroleum Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Abraxas Petroleum Corporation ("Abraxas") will be held at the Petroleum Club of San Antonio located at 8620 North New Braunfels, San Antonio, Texas 78217, on Friday, May 21, 2004, at 9:00 a.m., local time, for the following purposes:

     (1) To elect four directors to the Abraxas Board of Directors for a term of three years with the exception of James C. Phelps who will be elected for a two-year term expiring in 2006. The following have been nominated for election by the Board of Directors:

                           Robert L.G. Watson
                           Harold D. Carter
                           Barry J. Galt
                           James C. Phelps

     (2) To ratify the appointment of BDO Seidman, LLP as Abraxas' independent auditors for the year ending December 31, 2004; and

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     We cordially invite you to attend the Annual Meeting in person. To assure your representation at the meeting, however, we urge you to mark, sign, date, and return the enclosed proxy card as soon as possible in the enclosed postage-prepaid envelope.

     Whether or not you expect to attend the Annual Meeting, please complete, sign, date, and promptly mail your proxy card in the envelope provided. You may revoke your proxy at any time prior to the Annual Meeting, and, if you attend the Annual Meeting, you may vote your shares of Abraxas stock in person.

     The Abraxas Board of Directors has fixed the close of business on April 19, 2004, as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

                                By Order of the Board of Directors

                                Stephen T. Wendel
                                SECRETARY


San Antonio, Texas
April 22, 2004

                          ABRAXAS PETROLEUM CORPORATION
                       500 North Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                                 (210) 490-4788

                                 PROXY STATEMENT

                             -----------------------

         The Board of Directors of Abraxas Petroleum Corporation is soliciting proxies to vote shares of common stock at the 2004 Annual Meeting of Stockholders to be held at 9:00 a.m. on May 21, 2004, at the Petroleum Club of San Antonio located at 8620 North New Braunfels, San Antonio, Texas 78217, and at any adjournment thereof. This Proxy Statement and the accompanying Proxy are being mailed to stockholders on or about April 22, 2004. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at Abraxas' executive offices, located at the address set forth above.

Record Date; Shares Entitled To Vote; Quorum

         The Board of Directors has fixed the close of business on April 19, 2004 as the record date for Abraxas stockholders entitled to notice of and to vote at the annual meeting. Holders of common stock as of the record date are entitled to vote at the annual meeting. As of the record date, there were 36,301,243 shares of Abraxas common stock outstanding, which were held by approximately 1,594 holders of record. Stockholders are entitled to one vote for each share of Abraxas common stock held as of the record date.

         The holders of a majority of the outstanding shares of Abraxas common stock issued and entitled to vote at the annual meeting must be present in person or by proxy to establish a quorum for business to be conducted at the annual meeting. Abstentions and "non-votes" are treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. "Non-votes" occur when a proxy:

     o is returned by a broker or other stockholder who does not have authority to vote;

     o   does not give authority to a proxy to vote; or

     o   withholds authority to vote on one or more proposals.

Votes Required

         The votes required for each of the proposals is as follows:

         Election of Directors. The nominees for director who receive the most votes will be elected. Therefore, if you do not vote for a particular nominee or you indicate "withhold authority to vote" for a particular nominee on your proxy card, your abstention will have no effect on the election of directors.

         Appointment of Independent Auditors. The proposal to ratify the appointment of Abraxas' independent auditors must receive the affirmative vote of the holders of a majority of the shares of Abraxas common stock represented and voting at the meeting. If you are an Abraxas stockholder and you are present in person or represented by proxy at the meeting and abstain from voting or if you do not instruct your broker on how to vote, it will have no effect on the proposal because holders of shares who have abstained or for which brokers are not able to vote will not be considered voting at the annual meeting and for purposes of approving this proposal.

Voting of Proxies

         Votes cast in person or by proxy at the annual meeting will be tabulated at the annual meeting. All valid, unrevoked proxies will be voted as directed. In the absence of instructions to the contrary, properly executed proxies will be voted in favor of each of the proposals listed in the notice of annual meeting and for the election of the nominee for director set forth herein.

         If any matters other than those addressed on the proxy card are properly presented for action at the annual meeting, the persons named in the proxy will have the discretion to vote on those matters in their best judgment, unless authorization is withheld.

How To Vote By Proxy; Revocability of Proxies

         To vote by  proxy,  you must  complete,  sign,  date,  and  return  the enclosed proxy card in the enclosed envelope. Any Abraxas stockholder who delivers a properly executed proxy may revoke the proxy at any time before it is voted. Proxies may be revoked by:

     o delivering a written revocation of the proxy to the Abraxas Secretary before the annual meeting;

     o   signing and returning a later dated proxy to the Abraxas Secretary; or

     o   appearing at the annual meeting and voting in person.

         Attendance at the annual meeting will not, in and of itself, constitute revocation of a proxy. An Abraxas stockholder whose shares are held in the name of its broker, bank or other nominee must bring a legal proxy from its broker, bank or other nominee to the meeting in order to vote in person.

Deadline for Voting by Proxy

         In order to be counted, votes cast by proxy must be received by mail prior to the Annual Meeting.

Solicitation of Proxies

         Proxies will be solicited by mail. Proxies may also be solicited personally, or by telephone, fax, or other means by the directors, officers, and employees of Abraxas. Directors, officers, and employees soliciting proxies will receive no extra compensation, but may be reimbursed for related out-of-pocket expenses. In addition to solicitation by mail, Abraxas will make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send the proxy materials to beneficial owners. Abraxas will, upon request, reimburse these brokerage houses, custodians, and other persons for their reasonable out-of-pocket expenses in doing so. The cost of solicitation of proxies will be paid by Abraxas.

                                  PROPOSAL ONE

                              Election of Directors

         The Articles of Incorporation of Abraxas divide the Board of Directors into three classes of directors serving staggered three-year terms, with one class to be elected at each annual meeting of stockholders. In October 2003, Harold D. Carter and Barry J. Galt were added to the Board of Directors and, in accordance with Abraxas' Amended and Restated Bylaws, will stand for election at this year's annual meeting. Mr. Carter's and Mr. Galt's appointment to the Board was recommended by a non-management director. At this year's meeting, a total of three Class III directors are to be elected for a term of three years, to hold office until the expiration of his term in 2007, or until a successor shall have been elected and shall have qualified. In order to comply with AMEX rules and the Company's Articles of Incorporation and Amended and Restated By-Laws, Mr. Phelps has agreed to stand for re-election for a two-year term expiring in 2006, instead of the normal three-year term, and be designated as a Class I Director. The nominees for Class III directors are Robert L.G. Watson, Harold D. Carter, and Barry J. Galt. James C. Phelps has been nominated to serve a two-year term and to be designated as a Class I Director upon election. The term of the Class II directors (Messrs. Bartlett, Wagda, Cox, and Logue) expires in 2005 and the term of the current Class I director (Mr. Burke) expires in 2006.

         Assuming the presence of a quorum, the nominees for director who receive the most votes will be elected. The enclosed form of proxy provides a means for stockholders to vote for or to withhold authority to vote for the nominees for director. If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder's proxy are to be voted, such shares will be voted FOR the election of the nominees for director. Under applicable Nevada law, in determining whether this item has received the requisite number of affirmative votes, abstentions and broker non-votes will not be counted and will have no effect.

         The Board of Directors recommends a vote "FOR" the election of the nominees to the Board of Directors.

                    Board of Directors and Executive Officers

         Set forth below are the names, ages, and positions of the executive officers and directors of Abraxas. The term of the Class I directors of Abraxas expires in 2006, the term of the Class II directors expires in 2005 and the term of the Class III directors expires in 2004.

Name and Municipality of Residence                   Age  Office                                         Class

Robert L. G. Watson                                       Chairman of the Board, President and Chief
San Antonio, Texas                                   53   Executive Officer                               III

Chris E. Williford                                        Executive Vice President, Chief Financial
San Antonio, Texas                                   52   Officer and Treasurer                           --

Robert W. Carington, Jr.
San Antonio, Texas                                   42   Executive Vice President                        --

C. Scott Bartlett, Jr.
Montclair, New Jersey                                70   Director                                        II

Franklin A. Burke
Doyleston, Pennsylvania                              70   Director                                         I

Harold D. Carter
Dallas, Texas                                        65   Director                                        III

Ralph F. Cox
Ft. Worth, Texas                                     71   Director                                        II

Barry J. Galt
Houston, Texas                                       70   Director                                        III

                                       5

Dennis E. Logue
Norman, Oklahoma                                     60   Director                                        II

James C. Phelps
San Antonio, Texas                                   81   Director                                         I

Joseph A. Wagda
Danville, California                                 60   Director                                        II

Executive Officers

         Robert L. G. Watson has served as Chairman of the Board, President, Chief Executive Officer and a director of Abraxas since 1977. From May 1996 to January 2003, Mr. Watson also served as Chairman of the Board and a director of Grey Wolf Exploration, Inc., formerly a wholly-owned Canadian subsidiary of Abraxas. Since January 2003, he has served as Chairman of the Board and a director of a newly-formed wholly-owned Canadian subsidiary called Grey Wolf Exploration, Inc. In November 1996, Mr. Watson was elected Chairman of the Board, President and as a director of Canadian Abraxas, a former wholly-owned Canadian subsidiary of Abraxas. Prior to joining Abraxas, Mr. Watson was employed in various petroleum engineering positions with Tesoro Petroleum Corporation, a crude oil and natural gas exploration and production company, from 1972 through 1977, and DeGolyer and MacNaughton, an independent petroleum engineering firm, from 1970 to 1972. Mr. Watson received a Bachelor of Science degree in Mechanical Engineering from Southern Methodist University in 1972 and a Master of Business Administration degree from the University of Texas at San Antonio in 1974.

         Chris E. Williford was elected Vice President, Treasurer and Chief Financial Officer of Abraxas in January 1993, and as Executive Vice President and a director of Abraxas in May 1993. In November 1996, Mr. Williford was elected Vice President and Assistant Secretary of Canadian Abraxas. In December 1999, Mr. Williford resigned as a director of Abraxas. Prior to joining Abraxas, Mr. Williford was Chief Financial Officer of American Natural Energy Corporation, a crude oil and natural gas exploration and production company, from July 1989 to December 1992 and President of Clark Resources Corp., a crude oil and natural gas exploration and production company, from January 1987 to May 1989. Mr. Williford received a Bachelor of Science degree in Business Administration from Pittsburgh State University in 1973.

         Robert W. Carington, Jr. was elected Executive Vice President and a director of Abraxas in July 1998. In December 1999, Mr. Carington resigned as a director of Abraxas. Prior to joining Abraxas, Mr. Carington was a Managing Director with Jefferies & Company, Inc. Prior to joining Jefferies & Company, Inc. in January 1993, Mr. Carington was a Vice President at Howard, Weil, Labouisse, Friedrichs, Inc. Prior to joining Howard, Weil, Labouisse, Friedrichs, Inc., Mr. Carington was a petroleum engineer with Unocal Corporation from 1983 to 1990. Mr. Carington received a Bachelor of Science in Mechanical Engineering from Rice University in 1983 and a Masters of Business Administration from the University of Houston in 1990.

Director Nominees

         Harold D. Carter has served as a director of Abraxas since October 2003. Mr. Carter has more than 30 years experience in the oil and gas industry and has been an independent consultant since 1990. Prior to consulting, Mr. Carter served as Executive Vice President of Pacific Enterprises Oil Company
(USA). Before that, Mr. Carter was associated for 20 years with Sabine Corporation, ultimately serving as President and Chief Operating Officer from 1986 to 1989. Mr. Carter consults for Associated Energy Managers, Inc. with respect to its Energy Income Fund, L.P. and is a director of Brigham Exploration Company and Energy Partners, Ltd., both publicly traded oil and gas companies, and Longview Production Company, a private company. Mr. Carter was a director of Abraxas from 1996 to 1999 and served as an advisory director from 1999 to October 2003.

         Barry J. Galt, a director of Abraxas since October 2003, has served as a director of Ocean Energy, Inc., an oil and gas company, since his retirement in 1999 until the acquisition of Ocean by Devon Energy Corporation in April 2003. He served as Chairman and Chief Executive Officer of Seagull Energy Corporation., an oil and gas company, the predecessor to Ocean, from 1983 through 1998, and as Vice Chairman of Seagull from January 1999 until May 1999. Prior to his employment by Seagull, Mr. Galt acted as President and Chief Operating Officer of The Williams Companies, an oil and gas company. Mr. Galt has also served as a director of Trinity Industries, Inc., a manufacturing company, since 1989, a director of StanCorp Financial Group, Inc., an insurance company, since 1989 and a director of Dynegy Inc., an oil and gas company, since September 2002.

         James C. Phelps, a director of Abraxas since December 1983, has been a consultant to crude oil and natural gas exploration and production companies such as Panhandle Producing Company and Tesoro Petroleum Corporation since April 1981. Mr. Phelps served as a director of Old Grey Wolf from January 1996 to January 2003. From April 1995 to May 1996, Mr. Phelps served as Chairman of the Board and Chief Executive Officer of Old Grey Wolf, and from January 1996 to May 1996, he served as President of Old Grey Wolf. From March 1983 to September 1984, he served as President of Osborn Heirs Company, a privately-owned crude oil exploration and production company based in San Antonio. Mr. Phelps was President and Chief Operating Officer of Tesoro Petroleum Corporation from 1971 to 1981 and prior to that was Senior Vice President and Assistant to the President of Continental Oil Company. He received a Bachelor of Science degree in Industrial Engineering and a Master of Science degree in Industrial Engineering from Oklahoma State University.

         Robert L.G. Watson, Abraxas' Chairman of the Board, President and Chief Executive Officer, has also been nominated for election as a director for a term expiring in 2007.

Directors with Terms Expiring in 2005 and 2006

         C. Scott Bartlett, Jr., a director of Abraxas since December 1999, has over forty years of commercial banking experience, the most recent being with National Westminster Bank USA, rising to the position of Executive Vice President, Senior Lending Officer and Chairman of the Credit Policy Committee. Mr. Bartlett also currently serves on the board of NVR, Inc., a regional home builder, and is active in securities arbitration. Mr. Bartlett attended Princeton University, and has a certificate in Advanced Management from Pennsylvania State University.

         Franklin A. Burke, a director of Abraxas since June 1992, has served as President and Treasurer of Venture Securities Corporation since 1971, where he is in charge of research and portfolio management. He has also been a general partner and director of Burke, Lawton, Brewer & Burke, a securities brokerage firm, since 1964, where he is responsible for research and portfolio management. Mr. Burke received a Bachelor of Science degree in Finance from Kansas State University in 1955, a Master's degree in Finance from University of Colorado in 1960 and studied at the graduate level at the London School of Economics from 1962 to 1963.

         Ralph F. Cox, a director of Abraxas since December 1999, has over 45 years of oil and gas industry experience, over thirty of which was with Arco. Mr. Cox retired from Arco in 1985 after having become Vice Chairman. Mr. Cox then joined what was known as Union Pacific Resources prior to its acquisition by Anadarko Petroleum in July 2000, retiring in 1989 as President and Chief Operating Officer. Mr. Cox then joined Greenhill Petroleum Corporation as President until leaving in 1994 to pursue a consulting business. Mr. Cox has in the past and continues to serve on many boards including CH2M Hill Companies, an engineering and construction firm , and is a trustee for the Fidelity group of funds. Mr. Cox earned Petroleum and Mechanical Engineering degrees from Texas A&M University with advanced studies at Emory University.

         Dennis E. Logue, a director of Abraxas since April 2003, is Dean and Fred E. Brown Chair at the Michael F. Price College of Business at the University of Oklahoma. Prior to joining Price College in 2001, he was the Steven Roth Professor at the Amos Tuck School at Dartmouth College where he had been since 1974. He is currently a director of Sallie Mae (GSE) and Waddell & Reed Financial, Inc., a national financial services organization. He is also on the editorial boards of several scholarly journals, including the Journal of Banking and Finance, the Journal of Portfolio Management, and the Journal of Management Strategy Education. Mr. Logue holds degrees from Fordham College, Rutgers, and Cornell University.

         Joseph A. Wagda, a director of Abraxas since December 1999, has been involved in a variety of business activities over a twenty-nine year career. From 2000 to the present, Mr. Wagda has been Chief Executive Officer and a director of BrightStar Information Technology Group, Inc., an information technology company, and was named Chairman in 2001. He also is an attorney, president and principal owner of Altamont Capital Management, Inc., where he has been involved from 1997 - 2001 in a number of investment projects as an investor and consultant, including leadership roles as a member of Campus in 1999-2000 and as managing member of AltaNet Partners, LLC from 2000. Previously, Mr. Wagda was President and Chief Executive Officer of American Heritage Group, Inc., a modular home builder, and a Senior Managing Director and co-founder of the Price Waterhouse corporate finance practice. He also served with the finance staff of Chevron Corporation and in the general counsel's office at Ford Motor Company.

Mr. Wagda received a Bachelor of Science from Fordham College, a Masters of Business Administration, with distinction, from the Johnson Graduate School of Management, Cornell University, and a JD, with honors, from Rutgers University.

Meeting Attendance

         During the fiscal year ended December 31, 2003, the Abraxas Board of Directors held seven meetings. All directors attended each meeting. During 2003, Abraxas' directors other than Mr. Watson received compensation for service to Abraxas as a director. See "Executive Compensation--Compensation of Directors." Directors also received reimbursement of travel expenses to attend meetings of the Board of Directors. Abraxas encourages, but does not require, directors to attend the annual meeting stockholders. At Abraxas' 2003 Annual Meeting, all members of the Board attended the meeting.

Committees of the Board of Directors

         The Audit Committee of the Abraxas Board of Directors, which consists of Messrs. Bartlett, Burke, Phelps, and Wagda, met seven times during 2003. The Board of Directors has determined that each of the members of the Audit Committee is independent as determined in accordance with the listing standards of the American Stock Exchange and Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act. In addition, the Board of Directors has determined that C. Scott Bartlett, Jr., as defined by SEC rules, is an audit committee financial expert. The Audit Committee Report, which appears on page 20, more fully describes the activities and responsibilities of the Audit Committee.

         The Compensation Committee of the Board of Directors, which consists of Messrs. Phelps, Cox and Logue, met four times during 2003. The duties of the Compensation Committee are to review and make recommendations concerning the compensation of Abraxas' executive and non-executive officers. The Compensation Committee also administers Abraxas' 1984 Incentive Stock Option Plan, 1984 Nonqualified Stock Option Plan, 1993 Key Contributor Stock Option Plan, and 1994 Long Term Incentive Plan.

         The Nominating and Corporate Governance Committee, which consists of Messers. Bartlett, Burke, and Cox, met three times during 2003. The primary functions of the Nominating and Corporate Governance Committee are to develop and maintain the corporate governance policies of Abraxas and to assist the Board in identifying, screening and recruiting qualified individuals to become Board members and determining the composition of the Board and its committees including recommending nominees for annual stockholders meetings or to fill vacancies on the Board.

         Each of the Board's committees has a written charter, and copies of the
charters   are   available   for   review   on   the   Company's    website   at
www.abraxaspetroleum.com in the Investor Relations section.

Board Independence

         A majority of the members of the Board of Directors, as well as all members of the Audit, Compensation, and Nominating and Corporate Governance Committees, are "independent," as currently defined by the Securities and Exchange Commission and the listing standards of the American Stock Exchange. The Board of Directors also conducts an annual self-evaluation on key Board and Committee-related issues, which has proven to be a beneficial tool in the process of continuous improvement in Board functioning and communication.

Code of Ethics

         In April 2004, the Board of Directors unanimously approved the Company's Code of Ethics. This Code is a statement of the Company's high standards for ethical behavior, legal compliance and financial disclosure, and is applicable to all directors, officers, and employees. A copy of the Code of Ethics can be found in its entirety on the Company's website at www.abraxaspetroleum.com in the Investor Relations section. Additionally, should there be any changes to, or waivers from, the Company's Code of Ethics, those changes or waivers will be posted immediately on our website at the address noted above.

Stockholder Communications with Board

         The Board of Directors has implemented a process by which stockholders may communicate with the Board of Directors. Any stockholder desiring to communicate with the Board of Directors may do so in writing by sending a letter addressed to The Board of Directors, c/o The Corporate Secretary. The Corporate Secretary has been instructed by the Board to promptly forward communications so received to the members of the Board of Directors.

Nominations

         The Nominating and Corporate Governance Committee is the standing committee responsible for determining the slate of director nominees for election by stockholders, which the committee recommends for consideration by the Board. All director nominees are approved by the Board prior to annual proxy material preparation and are required to stand for election by stockholders at the next annual meeting. For positions on the Board created by a director's leaving the Board prior to the expiration of his or her current term, whether due to death, resignation, or other inability to serve, Article III of the Company's Amended and Restated Bylaws provides that a Director elected by the Board to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. During 2003, Messers. Carter and Galt were appointed to the Board of Directors and, in accordance with Abraxas' Amended and Restated Bylaws, will stand for election at this year's annual meeting. Mr. Carter's and Mr. Galt's appointment to the Board was recommended by a non-management director.

         The Nominating and Corporate Governance Committee does not currently utilize the services of any third party search firm to assist in the identification or evaluation of Board member candidates. The Nominating and Corporate Governance Committee may engage a third party to provide such services in the future, as it deems necessary or appropriate at the time in question.

         The Nominating and Corporate Governance Committee determines the required selection criteria and qualifications of director nominees based upon the needs of the Company at the time nominees are considered. Minimum criteria for director nominees are determined by the Nominating and Corporate Governance Committee. A candidate must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care. Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibility within their chosen fields, and have the ability to quickly understand complex principles of, but not limited to, business and finance. Candidates with potential conflicts of interest or who do not meet independence criteria will be identified and disqualified. The Nominating and Corporate Governance Committee will consider these criteria for nominees identified by the Committee, by stockholders, or through some other source. When current Board members are considered for nomination for reelection, the Nominating and Corporate Governance Committee also takes into consideration their prior Board contributions, performance and meeting attendance records.

         The Nominating and Corporate Governance Committee will consider qualified candidates for possible nomination that are recommended by stockholders. Stockholders wishing to make such a recommendation may do so by sending the following information to the Nominating and Corporate Governance Committee, c/o Corporate Secretary at the address listed above: (1) name of the candidate with brief biographical information and resume; (2) contact information for the candidate and a document evidencing the candidate's willingness to serve as a director if elected; and (3) a signed statement as to the submitting stockholder's current status as a stockholder and the number of shares currently held. Any such nomination must comply with the advance notice provisions of Abraxas' Amended and Restated Bylaws. These provisions are summarized under "Stockholder Proposals for 2005 Abraxas Annual Meeting" on page 24 of this document.

         The Nominating and Corporate Governance Committee conducts a process of making a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual's willingness to serve and other background information. This information is evaluated against the criteria set forth above as well as the specific needs of the Company at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews, which are used for further evaluation. The Nominating and Corporate Governance Committee uses the same process for evaluating all nominees, regardless of the original source of the information.

         No candidates for director nominations were submitted to the Nominating and Corporate Governance Committee by any stockholder in connection with the 2004 Annual Meeting.

                 SECURITIES HOLDINGS OF PRINCIPAL STOCKHOLDERS,
                        DIRECTORS, NOMINEEs AND OFFICERS

         Based upon information received from the persons concerned, each person known to Abraxas to be the beneficial owner of more than five percent of the outstanding shares of common stock of Abraxas, each director and nominee for director, each of the named executive officers and all directors and officers of Abraxas as a group, owned beneficially as of March 31, 2004, the number and percentage of outstanding shares of common stock of Abraxas indicated in the following table:

Name and Address of Beneficial Owner                          Number of Shares (1)    Percentage (%)
Peter S. Lynch                                                3,335,440                     9.24
82 Devonshire St. 58A
Boston, MA 02109
Venture Securities Corp.                                      2,423,724   (2)               6.71
516 N. Bethlehem Pike
Spring House, PA 19477

Robert L. G. Watson                                           1,127,099   (3)               3.07
Franklin A. Burke                                             1,717,970   (4)               4.75
James C. Phelps                                                 543,999   (5)               1.51
Chris E. Williford                                              220,005   (6)                  *
Lee T. Billingsley                                              174,925   (7)                  *
Robert W. Carington, Jr.                                        477,090   (8)               1.31
William H. Wallace                                               75,986   (9)                  *
C. Scott Bartlett, Jr.                                           87,000 (10)                   *
Ralph F. Cox                                                    335,000 (10)                   *
Harold D. Carter                                                 48,098   (4)
Joseph A. Wagda                                                  75,000 (10)                   *
All Officers and Directors as a Group (11 persons)
(3)(4)(5)(6)(7)(8)(9)(10)                                     4,887,172                    13.45
------------------

*  Less than 1%

(1) Unless otherwise indicated, all shares are held directly with sole voting and investment power.
(2) Includes 1,244,204 shares with sole voting power held by Venture Securities and Franklin A. Burke, a director of Abraxas, the sole owner of Venture Securities, and 1,179,520 shares managed by Venture Securities on behalf of third parties.
(3) Includes 55,642 shares issuable upon exercise of options granted pursuant to Abraxas Petroleum Corporation 1993 Key Contributor Stock Option Plan, 551,525 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan, and 300 shares in a retirement account. Does not include a total of 75,880 shares owned by the Robert L. G. Watson, Jr. Trust and the Carey B. Watson Trust, the trustees of which are Mr. Watson's brothers and the beneficiaries of which are Mr. Watson's children. Mr. Watson disclaims beneficial ownership of the shares owned by these trusts.
(4) Includes 30,000 shares issuable upon exercise of options granted pursuant to the Amended and Restated Director Stock Option Plan (the "Director Option Plan").
(5) Includes 340,000 shares owned by Marie Phelps, Mr. Phelps' wife, 88,762 shares owned by JMRR LP, 2,000 shares issuable upon exercise of options granted pursuant to an option agreement, and 30,000 shares issuable upon exercise of options granted pursuant to the Director Option Plan.
(6) Includes 190,750 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan.
(7) Includes 104,750 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan and 5,000 shares in a retirement account.
(8) Includes 378,750 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan.
(9) Includes 67,250 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan.
(10) Includes 75,000 shares issuable upon exercise of certain option agreements.

                             Executive Compensation

Compensation Committee Report on Executive Compensation

         The Compensation Committee is composed entirely of directors who are not employees of Abraxas. The Committee is responsible for establishing and administering the compensation levels for Abraxas' executive and non-executive officers. The members of the Compensation Committee believe that the ability to attract and retain qualified executive and non-executive officers and provide appropriate incentives to Abraxas' executive and non-executive officers is essential to the long-term success of Abraxas.

         In determining executive compensation, the Committee reviews the compensation programs, pay levels and business results of Abraxas as compared to a peer group of oil and natural gas exploration and production companies, which includes those in the William M. Mercer 2003 Energy Compensation Survey.

Compensation Philosophy and Objectives

         The philosophy underlying the development and administration of Abraxas' annual and long-term compensation plans is to align the interests of management with those of Abraxas' stockholders. Key elements of this philosophy are:

            o Establishing compensation plans that deliver base salaries which are competitive with the companies in the peer group, within Abraxas' budgetary constraints and commensurate with Abraxas' performance as measured by operating, financial, and strategic objectives.

            o Providing equity-based incentives for executive and non-executive officers to ensure that they are motivated over the long-term to respond to Abraxas' business challenges and opportunities as owners rather than just as employees.

            o Rewarding executive and non-executive officers for outstanding performance particularly where such performance is reflected by an increase in the value of Abraxas common stock.

         The compensation currently paid to Abraxas' executive and non-executive officers consists of base salary, various employee benefits (including medical and life insurance and 401(k) plan benefits generally available to all employees of Abraxas), annual cash bonuses, and grants of stock options and awards under Abraxas' 1994 Long Term Incentive Plan which we sometimes refer to as the LTIP.

Elements of the Executive Compensation Program

         Base Salaries. The Committee believes that Abraxas' base salary levels for executive officers are consistent with the practices of the companies in the peer group. Increases in base salary levels from time to time are designed to reflect competitive practices in the industry, Abraxas' financial performance and individual performance of the officer.

         In the first quarter of each year, the Chief Executive Officer submits to the Committee recommendations for salary adjustments based upon his subjective evaluation of individual performance and his subjective judgment regarding setting each executive and non-executive officer's salary within Abraxas' salary range. This range is set by reference to the salaries paid by the companies in the peer group while remaining within Abraxas' budgetary constraints. The companies in the peer group are used to compare Abraxas' salary structure to that of other companies that compete with Abraxas for executives but without targeting salaries to be higher, lower, or approximately the same as those of the companies in the peer group. The Committee does not consider the performance of any of the companies in the peer group in setting Abraxas' salary structure.

         Annual Bonuses. In 2003, the Board of Directors adopted an annual bonus plan, which established certain criteria for the payment of annual bonuses to the senior management of Abraxas. Under the plan, each participant is given an annual bonus opportunity based on the achievement of a goal related to the Net Asset Value ("NAV"), on a per share basis, of the Company's stock, established by the Board of Directors after assessing recommendations by the Chief Executive Officer. Bonuses may be paid in cash, stock, or a combination of both. For Messrs. Watson, Williford, and Carington, the bonus will equal the percentage increase in NAV per share over the previous year's NAV per share for the first 10% increase and twice the percentage increase thereafter with a maximum award for any one year of 70% of annual salary. In 1994, the Board of Directors adopted an annual cash bonus plan, which established certain criteria for the payment of annual cash bonuses to all vice president level officers of Abraxas. The plan was amended in 1997, 1999 and again in 2003. Under the plan as amended, each participant is given an annual bonus opportunity based on the achievement of certain goals. For Mr. Wallace and Dr. Billingsley, the bonus could be as high as 25% of base salary if all goals are attained. The amount of the bonuses to be paid to Mr. Wallace and Dr. Billingsley, if any, will be based upon attaining goals set by the Board of Directors after assessing the recommendations of management for EBITDA, General and Administrative expenses, and Finding Costs. If all performance goals are met or exceeded, each participant can earn additional bonuses of up to 25% of base salary. Under both plans, the board has the prerogative to adjust the bonus earned by any participant, including Messrs. Watson, Williford, Carington, Wallace and Dr. Billingsley, to take into account extraordinary factors not contemplated by the respective bonus plans when the impact of such contributions or factors cannot be adequately reflected by the bonus determined under the methodology described above and to determine the cash and/or share component of any earned awards. For 2003, the goals for NAV, General and Administrative expense, and Finding Costs were met and the following bonuses were earned:

                Name                                        Bonus Amount
                ----                                           ------
                Robert L.G. Watson                             $200,200    (1)
                Chris E. Williford                              120,400    (2)
                Robert W. Carington, Jr.                        154,000    (3)
                Lee T. Billingsley                               42,023    (4)
                William H. Wallace                               42,023    (4)
     -------------------------------------

(1) Of this amount, $177,719 will be paid in cash and $22,481 in restricted stock. *
(2) Of this amount, $101,051 will be paid in cash and $19,349 in restricted stock. *
(3) Of this amount, $121,211 will be paid in cash and $32,789 in restricted stock. *
(4) Of this amount, $32,123 will be paid in cash and $9,900 in restricted stock. *

* The number of shares of stock was determined based upon a price of $2.69 per share, which was the closing price of the Company's common stock on the AMEX on April 15, 2004.

         Long-Term Incentives. In 1994, the board adopted the LTIP in order to compensate executive and non-executive officers and employees who contribute significantly to the operation of Abraxas. Up to an aggregate of 5,000,000 shares of Abraxas common stock are available for issuance under the LTIP. The LTIP makes available to the Committee a number of incentive devices such as incentive stock options and non-qualified stock options, stock appreciation rights, restricted stock, performance units, performance shares and dividend units. The Committee adopts administrative guidelines from time to time which define specific eligibility criteria, the types of awards to be employed and the value of such awards. Specific terms of each award, including minimum performance criteria, which must be met to receive payment, are provided in individual award agreements granted to each award recipient. Award agreements also contain change in control provisions. Option holdings and previous awards are not taken into account.

         The board believes that the LTIP has given Abraxas the flexibility to structure awards to meet Abraxas' business needs. In making long-term incentive awards under the LTIP, the Committee seeks to ensure that the total compensation package, including cash compensation, is competitive with the compensation paid by the companies included in the Mercer Survey, yet substantially contingent upon the conclusion of individual and corporate efforts to produce attractive long-term returns to Abraxas stockholders.

         CEO Compensation. Mr. Watson's salary in 2003 was based on the Committee's evaluation of his performance and Abraxas' performance, after reviewing competitive salary data from the companies included in the Mercer Survey and Abraxas' budgetary constraints. The Committee's determination of Mr. Watson's total salary was based upon the salaries paid to chief executive officers of the companies included in the Mercer Survey and the salary structure of Abraxas.

         Policy on Deductibility of Compensation. In 1993, the federal tax laws were amended to limit the deduction a publicly-held company is allowed for compensation paid to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer. Generally, amounts paid in excess of $1 million to a covered executive, other than performance-based compensation, cannot be deducted. In order to constitute performance-based compensation for purposes of the tax law, the performance measures must be approved by the stockholders. Since Abraxas does not anticipate that the compensation for any executive officer will exceed the $1 million threshold in the near term, stockholder approval necessary to maintain the tax deductibility of compensation at or above that level is not being requested. The Compensation Committee will reconsider this matter if compensation levels approach this threshold, in light of the tax laws then in effect. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

         This report is submitted by the members of the Compensation Committee.

                                     James C. Phelps, Chairman
                                     Ralph F. Cox
                                     Dennis E. Logue
Compensation Summary

         The following table sets forth a summary of compensation for the fiscal years ended December 31, 2001, 2002 and 2003 paid by Abraxas to Robert L.G. Watson, Abraxas' Chairman of the Board, President, and Chief Executive Officer, Chris E. Williford, Abraxas' Executive Vice President, Chief Financial Officer, and Treasurer, Robert W. Carington, Jr., Abraxas' Executive Vice President, Lee
T. Billingsley, Abraxas' Vice - President Exploration, and to William H. Wallace, Abraxas' Vice President - Operations.

                           Summary Compensation Table

                                                                                                         Long Term
                                                                                                      Compensation
                                                                                                         Awards -
                                                                                                        Securities
                                                                                                        Underlying
      Name and Principal Position                  Year             Salary($)            Bonus($)       Options (#)
                                                   ----             ---------            --------
                                                              Annual Compensation
      ----------------------------------------------------------------------------------------------------------------
      Robert  L. G. Watson,                        2001             $259,615              $27,388              60,000
      Chairman of the Board,                       2002             $271,442              $24,592              90,000
      President and Chief Executive Officer        2003             $291,750             $200,200 (1)               0
      ----------------------------------------------------------------------------------------------------------------
      Chris E. Williford,                          2001             $155,769              $16,433              20,000
      Executive Vice President,                    2002             $163,653              $14,848              43,000
      Chief Financial Officer and Treasurer        2003             $175,615             $120,400 (2)               0
      ----------------------------------------------------------------------------------------------------------------
      Robert  W. Carington, Jr.,                   2001             $207,629              $21,910              20,000
      Executive Vice President                     2002             $215,577              $19,488              55,000
                                                   2003             $225,961             $154,000 (3)               0
      ----------------------------------------------------------------------------------------------------------------
      Lee T. Billingsley                           2001             $134,077              $10,331              15,000
      Vice President--                             2002             $156,885               $9,792              22,000
      Exploration                                  2003             $168,346              $42,023 (4)               0
      ----------------------------------------------------------------------------------------------------------------
      William H. Wallace,                          2001             $131,577              $10,331              15,000
      Vice President--                             2002             $156,885               $9,792              22,000
      Operations                                   2003             $168,346              $42,023 (4)               0
      ----------------------------------------------------------------------------------------------------------------

(1) Of this amount, $177,719 will be paid in cash and $22,481 in restricted stock. *
(2) Of this amount, $101,051 will be paid in cash and $19,349 in restricted stock. *
(3) Of this amount, $121,211 will be paid in cash and $32,789 in restricted stock. *
(4) Of this amount, $32,123 will be paid in cash and $9,900 in restricted stock.
    *

* The number of shares of stock was determined based upon a price of $2.69 per share, which was the closing price of the Company's common stock on the AMEX on April 15, 2004.

Grants of Stock Options and Stock Appreciation Rights During the Fiscal Year Ended December 31, 2002

         Pursuant to the Abraxas Petroleum Corporation 1984 Incentive Stock Option Plan (the "ISO Plan"), the Abraxas Petroleum Corporation 1993 Key Contributor Stock Option Plan (the "1993 Plan"), and the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan (the "LTIP"), Abraxas grants to its employees and officers (including its directors who are also employees) incentive stock options and non-qualified stock options. The ISO Plan, the 1993 Plan, and the LTIP are administered by the Compensation Committee which, based upon the recommendation of the Chief Executive Officer, determines the number of shares subject to each option.

         No options were granted to Messrs. Watson, Williford, Carington and Wallace and Dr. Billingsley during 2003.

Aggregated Option Exercises in Fiscal 2003 and Fiscal Year End Option Values

         The table below contains certain information concerning exercises of stock options during the fiscal year ended December 31, 2003, by Messrs. Watson, Williford, Carington and Wallace and Dr. Billingsley and the fiscal year end value of unexercised options held by Messrs. Watson, Williford, Carington and Wallace and Dr. Billingsley.

                         Option Exercises in Fiscal Year

Name                                   Shares     Value      Number of Unexercised      Value of Unexercised
                                                            Options on December 31,
                                                                     2003              Options on December 31,
                                    Acquired By  Realized             (#)                     2003 ($)
                                    Exercise(#)    ($)     Exercisable/Unexercisable  Exercisable/Unexercisable
----------------------------------------------------------------------------------------------------------------
Robert L. G. Watson                    2,019        0           592,167/134,358            337,535/76,584
----------------------------------------------------------------------------------------------------------------
Chris E. Williford                     20,000     4,689         185,750/52,250             105,878/29,783
----------------------------------------------------------------------------------------------------------------
Robert W. Carington, Jr.                 0          0           373,750/61,250             213,038/34,913
---------------------------------------------------------------------------------------------------------------
Lee T. Billingsley                       0          0           101,000/39,000              57,570/22,230
----------------------------------------------------------------------------------------------------------------
William H. Wallace                       0          0            63,500/39,000              36,195/22,230
----------------------------------------------------------------------------------------------------------------

Securities Authorized for Issuance Under Equity Compensation Plans

         The following chart gives aggregate information regarding grants under all equity compensation plans of the Company through December 31, 2003.

                                      Equity Compensation Plan Information
                                                                                          Number of securities
                                                                                        remaining available for
                                   Number of securities to       Weighted-average        future issuance under
                                   be issued upon exercise      exercise price of      equity compensation plans
                                   of outstanding options,     outstanding options,      (excluding securities
                                     warrants and rights       warrants and rights      reflected in column (a))
          Plan Category                      (a)                       (b)                        (c)

Equity compensation plan                  3,062,425                    $.88                    2,102,281
approved by security holders

Equity compensation plans not             1,252,000                   $2.89                        0
approved by security holders


Report on Repricing of Options

         On December 6, 2002, the Board of Directors approved a plan pursuant to which the price of each outstanding stock option granted to employees of Abraxas with an exercise price greater than $0.66 per share was reduced to $0.66 per share. However, only one-half of Mr. Watson's options were repriced at $0.66. The repricing was approved in connection with Abraxas' financial restructuring which was consummated in January 2003. As part of the negotiations that Abraxas had undertaken with the beneficial holder of the largest block of Abraxas' then outstanding second lien notes, the holder conditioned its participation in the exchange offer for the second lien notes on the repricing. Because the Board believed that the financial restructuring, including the exchange offer, represented the best alternative available to Abraxas to reduce its long term indebtedness and to increase its liquidity, the Board approved the repricing. The effectiveness of the repricing was conditioned upon the consummation of the financial restructuring which occurred on January 23, 2003. The following table sets forth certain information concerning repricing of stock options held by any current executive officer during the ten year period ending on December 31, 2003.


                                                                                                           Length of
                                                                    Market                                  Original
                                       Number of Securities        Price of      Exercise                 Option Term
                                        Underlying Options         Stock at      Price at                  Remaining
                                        Repriced or Amended        Time of        Time of        New       at Date of
                        Date of         -------------------      Repricing or  Repricing or    Exercise    Repricing
         Name           Repricing             Old New             Amendment      Amendment      Price     or Amendment
         ----           ---------             --- ---            ------------  ------------   ---------   ------------

Robert L.G. Watson,      3/07/96          60,000       60,000         $6.75         $9.50        $6.75        95 mos
Chairman of the
Board, President and     3/25/98         100,000      100,000         $7.44         $7.50        $7.44       104 mos
Chief Executive          3/25/98         100,000      100,000         $7.44        $10.75        $7.44       108 mos
Officer                  3/25/98         100,000      100,000         $7.44        $14.38        $7.44       116 mos
                         3/25/99          60,000       60,000         $2.06         $6.75        $2.06        71 mos
                         3/25/99          40,000       40,000         $2.06         $5.00        $2.06        84 mos
                         3/25/99         100,000      100,000         $2.06         $7.44        $2.06        92 mos
                         3/25/99         100,000      100,000         $2.06         $7.44        $2.06        96 mos
                         3/25/99         100,000      100,000         $2.06         $7.44        $2.06       105 mos
                         3/25/99          40,000       40,000         $2.06         $5.56        $2.06       116 mos

                         1/23/03          33,291       16,645          $.66         $2.06         $.66        25 mos
                         1/23/03          26,709       13,354          $.66         $2.06         $.66        25 mos
                         1/23/03          40,000       20,000          $.66         $2.06         $.66        38 mos
                         1/23/03           7,500        3,750          $.66         $2.06         $.66        46 mos
                         1/23/03          92,500       46,250          $.66         $2.06         $.66        46 mos
                         1/23/03         100,000       50,000          $.66         $2.06         $.66        50 mos
                         1/23/03         100,000       50,000          $.66         $2.06         $.66        59 mos
                         1/23/03           4,038        2,019          $.66         $4.13         $.66         2 mos
                         1/23/03          40,000       20,000          $.66         $2.06         $.66        70 mos
                         1/23/03           2,811        1,406          $.66         $3.39         $.66        12 mos
                         1/23/03         120,000       60,000          $.66         $1.38         $.66        88 mos
                         1/23/03           3,652        1,826          $.66         $4.83         $.66        98 mos
                         1/23/03          28,578       14,288          $.66         $4.83         $.66        98 mos
                         1/23/03          27,771       13,885          $.66         $4.83         $.66        98 mos
                         1/23/03          13,713        6,856          $.66         $2.21         $.66       104 mos

Chris E. Williford,      3/07/96           6,252          6,252       $6.75         $7.50        $6.75        75 mos
Executive Vice           3/07/96          13,748         13,748       $6.75         $9.75        $6.75        76 mos
President, Chief         3/07/96          20,000         20,000       $6.75         $9.50        $6.75        95 mos
Financial Officer and
Treasurer                3/25/98          20,000         20,000       $7.44         $7.50        $7.44       104 mos
                         3/25/98          40,000         40,000       $7.44        $10.75        $7.44       108 mos
                         3/25/98           5,000         45,000       $7.44        $14.38        $7.44       116 mos
                         3/25/99          20,000         20,000       $2.06         $6.75        $2.06        51 mos
                         3/25/99          20,000         20,000       $2.06         $6.75        $2.06        71 mos
                         3/25/99          20,000         20,000       $2.06         $5.00        $2.06        84 mos
                         3/25/99          20,000         20,000       $2.06         $7.44        $2.06        92 mos
                         3/25/99          40,000         40,000       $2.06         $7.44        $2.06        96 mos
                         3/25/99          15,000         15,000       $2.06         $7.44        $2.06       105 mos
                         3/25/99          20,000         20,000       $2.06         $5.56        $2.06       116 mos

                         1/23/03           4,466          4,466        $.66         $2.06         $.66         5 mos


                                       16

                         1/23/03           1,786           1,786        $.66         $2.06         $.66         5 mos
                         1/230/3          13,748          13,748        $.66         $2.06         $.66         6 mos
                         1/23/03          20,000          20,000        $.66         $2.06         $.66        25 mos
                         1/23/03          20,000          20,000        $.66         $2.06         $.66        38 mos
                         1/23/03          20,000          20,000        $.66         $2.06         $.66        46 mos
                         1/23/03          40,000          40,000        $.66         $2.06         $.66        50 mos
                         1/23/03          15,000          15,000        $.66         $2.06         $.66        59 mos
                         1/23/03          20,000          20,000        $.66         $2.06         $.66        70 mos
                         1/23/03          40,000          40,000        $.66         $1.38         $.66        88 mos
                         1/23/03          20,000          20,000        $.66         $4.83         $.66        98 mos

Robert  W. Carington,    3/25/99         300,000         300,000       $2.06         $8.75        $2.06       110 mos
Jr., Executive Vice      3/25/99          20,000          20,000       $2.06         $5.56        $2.06       114 mos
President
                         1/23/03         100,000         100,000        $.66         $2.06         $.66        64 mos
                         1/23/03         100,000         100,000        $.66         $2.06         $.66        64 mos
                         1/23/03         100,000         100,000        $.66         $2.06         $.66        64 mos
                         1/23/03          20,000          20,000        $.66         $2.06         $.66        70 mos
                         1/23/03          40,000          40,000        $.66         $1.38         $.66        88 mos
                         1/23/03          20,000          20,000        $.66         $4.83         $.66        98 mos

Lee T. Billingsley,      3/25/99          50,000          50,000       $2.06         $8.75        $2.06       115 mos
Vice President  -        3/25/99           8,000           8,000       $2.06         $5.56        $2.06       116 mos
Exploration
                         1/23/03          50,000          50,000        $.66         $2.06         $.66        69 mos
                         1/23/03           8,000           8,000        $.66         $2.06         $.66        70 mos
                         1/23/03          30,000          30,000        $.66         $1.41         $.66        82 mos
                         1/23/03          15,000          15,000        $.66         $4.83         $.66        98 mos

Will Wallace, Vice       3/25/99           2,000           2,000       $2.06         $6.25        $2.06        82 mos
President  -             3/25/99           2,000           2,000       $2.06         $5.00        $2.06        84 mos
Operations               3/25/99           4,000           4,000       $2.06         $7.44        $2.06        92 mos
                         3/25/99           2,500           2,500       $2.06         $7.44        $2.06       106 mos
                         3/25/99          10,000          10,000       $2.06         $5.56        $2.06       116 mos

                         1/23/03           2,000           2,000        $.66         $2.06         $.66        36 mos
                         1/23/03           2,000           2,000        $.66         $2.06         $.66        38 mos
                         1/23/03           4,000           4,000        $.66         $2.06         $.66        46 mos
                         1/23/03           2,500           2,500        $.66         $2.06         $.66        60 mos
                         1/23/03          10,000          10,000        $.66         $2.06         $.66        70 mos
                         1/23/03          30,000          30,000        $.66         $1.41         $.66        82 mos
                         1/23/03          15,000          15,000        $.66         $4.83         $.66        98 mos


         This report is submitted by the members of the Committee:

                                        James C. Phelps, Chairman
                                        Ralph F. Cox
                                        Dennis E. Logue


Employment Agreements

         Abraxas has entered into employment agreements with each of Messrs. Watson, Williford, Carington, and Wallace and with Dr. Billingsley pursuant to which each of Messrs. Watson, Williford, Carington, and Wallace and Dr. Billingsley will receive compensation as determined from time to time by the board in its sole discretion.

         The employment agreements for Messrs. Watson, Williford, and Carington are scheduled to terminate on December 21, 2004, and shall be automatically extended for additional one-year terms unless Abraxas gives the officer 120 days notice prior to the expiration of the original term or any extension thereof of its intention not to renew the employment agreement. If, during the term of the employment agreements for each of such officers, the officer's employment is terminated by Abraxas other than for cause or disability, by the officer other than by reason of such officer's death or retirement, or by the officer, for "Good Reason" (as defined in each officer's respective employment agreement), then such officer will be entitled to receive a lump sum payment equal to the greater of (a) his annual base salary for the last full year during which he was employed by Abraxas or (b) his annual base salary for the remainder of the term of each of their respective employment agreements.

         If a change of control occurs during the term of the employment agreement for Mr. Watson, Mr. Williford, or Mr. Carington, and if subsequent to such change of control, such officer's employment is terminated by Abraxas other than for cause or disability, by reason of the officer's death or retirement or by such officer, for Good Reason, then such officer will be entitled to the following, as applicable:

         Mr. Watson:


               (1) if such termination occurs prior to the end of the first year of the initial term of his employment agreement, a lump sum payment equal to five times his annual base salary;
               (2) if such termination occurs after the end of the first year of the initial term of his employment agreement but prior to the end of the second year of the initial term of his employment agreement, a lump sum payment equal to four times his annual base salary;
               (3) if such termination occurs after the end of the second year of the initial term of his employment agreement but prior to the end of the third year of the initial term of his employment agreement, a lump sum payment equal to three times his annual base salary; and
               (4) if such termination occurs after the end of the third year of the initial term of his employment agreement a lump sum payment equal to 2.99 times his annual base salary.

         Mr. Williford or Mr. Carington:

               (1) if such termination occurs prior to the end of the first year of the initial term of the officer's employment agreement, a lump sum payment equal to four times the officer's annual base salary;
               (2) if such termination occurs after the end of the first year of the initial term of the officer's employment agreement but prior to the end of the second year of the initial term of the employment agreement, a lump sum payment equal to three times the officer's annual base salary; and
               (3) if such termination occurs after the end of the second year of the initial term of the officer's employment agreement, a lump sum payment equal to 2.99 times the officer's annual base salary.

         Abraxas has entered into employment agreements with Mr. Wallace and Dr. Billingsley pursuant to which each of Mr. Wallace and Dr. Billingsley will receive compensation as determined from time to time by the board in its sole discretion. The employment agreements, originally scheduled to terminate on December 31, 1998 for Dr. Billingsley and December 31, 2000 for Mr. Wallace, were automatically extended and will terminate on December 31, 2004, and may be automatically extended for an additional year if by December 1 of the prior year neither Abraxas nor Mr. Wallace or Dr. Billingsley, as the case may be, has given notice to the contrary. Except in the event of a change in control, at all times during the term of the employment agreements, each of Mr. Wallace's and Dr. Billingsley's employment is at will and may be terminated by Abraxas for any reason without notice or cause. If a change in control occurs during the term of the employment agreement or any extension thereof, the expiration date of Mr. Wallace's and Dr. Billingsley's employment agreement is automatically extended to a date no earlier than three years following the effective date of such change in control. If, following a change in control, either Mr. Wallace's or Dr. Billingsley's employment is terminated other than for Cause (as defined in each of the employment agreements) or Disability (as defined in each of the Employment Agreements), by reason of Mr. Wallace's or Dr. Billingsley's death or retirement or by Mr. Wallace or Dr. Billingsley, as the case may be, for Good Reason (as defined in each of the employment agreements), then the terminated officer will be entitled to receive a lump sum payment equal to three times his annual base salary.

         If any lump sum payment to Messrs. Watson, Williford, Carington, Wallace, or Dr. Billingsley would individually or together with any other amounts paid or payable constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and applicable regulations there under, the amounts to be paid will be increased so that Messrs. Watson, Williford, Carington, Wallace, or Dr. Billingsley, as the case may be, will be entitled to receive the amount of compensation provided in his contract after payment of the tax imposed by Section 280G.

Compensation of Directors

         Stock Options. In 1999, each of Messrs. Bartlett, Cox, and Wagda were each granted options to purchase 75,000 shares of common stock at an exercise price of $0.98 per share. In April 2003, Mr. Logue was granted options to purchase 75,000 shares of common stock at an exercise price of $0.68, Mr. Burke was granted options to purchase 45,000 shares of common stock at an exercise price of $0.68 and Mr. Phelps was granted options to purchase 43,000 shares of common stock at an exercise price of $0.68. In September 2003, Mr. Carter was granted options to purchase 45,000 shares of common stock and Mr. Galt was granted options to purchase 75,000 shares of common stock both at an exercise price of $1.01.

         Other Compensation. During 2003, each director who was not an employee of Abraxas or its affiliates, received an annual fee of $8,000 plus $1,000 for each board meeting attended and $500 for each committee meeting attended. Aggregate fees paid to directors in 2003 were $149,400. Except for the foregoing, the directors of Abraxas received no other compensation for services as directors, except for reimbursement of travel expenses to attend board meetings.

Section 16(a) Compliance

         Section 16(a) of the Exchange Act requires Abraxas' directors and executive officers and persons who own more than 10% of a registered class of Abraxas equity securities to file with the Securities and Exchange Commission and the AMEX initial reports of ownership and reports of changes in ownership of Abraxas common stock. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all such forms they file. Based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, Abraxas believes that all its directors and executive officers during 2003 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.

Performance Graph

         Set forth below is a performance graph comparing yearly cumulative total stockholder return on the Abraxas common stock with (a) the monthly index of stocks included in the Standard and Poor's 500 Index and (b) the Energy Capital Solutions Index (the "ECS Index") of stocks of crude oil and natural gas exploration and production companies with a market capitalization of less than $300 million (the "Comparable Companies"). The Comparable Companies are: Brigham Exploration Company; Callon Petroleum Company; Comstock Resources Inc.; Delta Petroleum Corporation; Goodrich Petroleum Corporation; KCS Energy Inc.; Magnum Hunter Resources Inc.; Mission Resources Corporation; Parallel Petroleum Corporation; Prima Energy Corporation; Range Resources Corporation; Meridian Resource Corporation; and Wiser Oil Company. Prior to this year, Abraxas had selected the CIBC World Markets Index of stocks of crude oil and natural gas exploration and production companies with a market capitalization of less than $300 million for industry peer companion purposes. However, CIBC no longer publishes this index and , therefore, Abraxas selected the ECS for industry peer comparison purposes.

         All of these cumulative total returns are computed assuming the value of the investment in Abraxas common stock and each index as $100.00 on December 31, 1998, and the reinvestment of dividends at the frequency with which dividends were paid during the applicable years. The years compared are 1999, 2000, 2001, 2002 and 2003.

Performance Graph

                                [OBJECT OMITTED]


               ECS Index        S&P 500            ABP
   12/31/1998     100.00          100.00           100.00
    3/31/1999     $91.55          104.65            40.00
    6/30/1999     117.23          111.67            27.14
    9/30/1999     128.04          104.35            51.43
   12/31/1999     103.48          119.53            21.43
    3/31/2000     139.70          121.91            51.43
    6/30/2000     221.76          118.33            34.29
    9/30/2000     266.10          116.86            88.57
   12/31/2000     305.16          107.41           100.00
    3/31/2001     277.37           94.39           116.57
    6/30/2001     247.29           99.61            72.23
    9/30/2001     188.75           84.68            44.11
   12/31/2001     188.54           93.40            30.17
    3/31/2002     205.02           93.34            30.40
    6/30/2002     188.06           80.52            17.14
    9/30/2002     157.58           66.32            17.14
   12/31/2002     176.20           71.57            12.80
    3/31/2003     175.78           69.00            15.54
    6/30/2003     234.73           79.28            24.69
    9/30/2003     255.08           81.02            20.57
   12/31/2003     354.79           90.27            27.89




                   Dec-98     Dec-99   Dec-00    Dec-01    Dec-02     Dec-03
     S&P 500          100     119.53   107.41     93.40     71.57      90.27
     ECS  Index       100     103.48   305.16    188.54    176.20     354.79
     ABP              100      21.43      100     30.17      12.8      27.89

                             Audit Committee Report

         The Audit Committee reviews Abraxas' financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee is responsible for engaging independent auditors to perform an independent audit of Abraxas' consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Committee reviews and oversees these processes, including oversight of (i) the integrity of Abraxas' financial statements, (ii) Abraxas' independent auditors' qualifications and independence, (iii) the performance of Abraxas' independent auditors and (iv) Abraxas' compliance with legal and regulatory requirements.

         In this context, the Committee met and held discussions with management and the independent auditors. Management represented to the Committee that Abraxas' consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380), as amended.

         In addition, the Committee discussed with the independent auditors the auditors' independence from Abraxas and its management, and the independent auditors provided to the Committee the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

         The Committee also discussed with Abraxas' independent auditors the overall scope and plans for their respective audit. The Committee met the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of Abraxas' internal controls, and the overall quality of Abraxas' financial reporting.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the board has approved, that the audited financial statements be included in Abraxas' Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission. The Committee and the board also have recommended, subject to stockholder ratification, the selection of Abraxas' independent auditors for fiscal year 2004.

         Dated:  March 9, 2004

                                 Audit Committee

                                 C. Scott Bartlett, Jr., Chairman
                                 James C. Phelps
                                 Franklin A. Burke
                                 Joseph A. Wagda

                       PRINCIPAL AUDITOR FEES AND SERVICES

         Audit Fees. The aggregate fees billed for professional services rendered by BDO Seidman, LLP for the audit of Abraxas' annual financial statements for the year ended December 31, 2003, and the reviews of the condensed financial statements included in Abraxas' quarterly reports on Form 10-Q for the year ended December 31, 2003, were $240,870. The aggregate fees billed for professional services rendered by Deloitte & Touche LLP for the audit of Abraxas' annual financial statements for the year ended December 31, 2002, and the reviews of the condensed financial statements included in Abraxas' quarterly reports on Form 10-Q for the year ended December 31, 2002, were $316,492.

         Audit-Related Fees. The aggregate fees billed by BDO Seidman, LLP for assurance and related services that were reasonably related to the performance of the audit or review of the Company's financial statements and are not reported in "audit fees" above, for the year-ended December 31, 2003, were $87,394. These fees were for services provided by BDO related to consulting services associated with determining the appropriate accounting treatment of various transactions. There were no aggregate fees billed for professional assurance and related services rendered by Deloitte & Touche LLP other than those disclosed above for 2002.

         Tax Fees. Neither BDO during 2003 nor Deloitte & Touche LLP during 2002 provided tax services to the Company other than those related to auditing the tax provisions of the Company's financial statements.

         All Other Fees. There were no aggregate fees billed for all other services, exclusive of the fees disclosed above relating to financial statement audit services, rendered by BDO Seidman, LLP during the year ended December 31, 2003. The aggregate fees billed for all other services, exclusive of the fees disclosed above relating to financial statement audit services, rendered by Deloitte & Touche LLP during the year ended December 31, 2002, were $509,454, related primarily to registration issues, and the exchange offer related to Abraxas' second lien notes, which was consummated on January 23, 2003.

         Consideration of Non-audit Services Provided by the Independent Auditors. The Audit Committee has considered whether the services provided for non-audit services are compatible with maintaining BDO Seidman, LLP's independence, and has concluded that the independence of such firm has been maintained.

                       Audit Committee Pre-Approval Policy

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

         The Audit Committee's policy is to pre-approve all audit, audit-related and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent auditors are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with such pre-approval. The Audit Committee may also delegate pre-approval authority to one or more of its members. Such member(s) must report any decisions to the Audit Committee at the next scheduled meeting.

                              CERTAIN TRANSACTIONS

         Wind River Resources Corporation, all of the capital stock of which was owned by Mr. Watson, owned a twin-engine airplane. The airplane was available for business use by employees of Abraxas from time to time at Wind River's cost. Abraxas paid Wind River a total of $132,000 for use of the plane through July of 2003.

         On July 29, 2003 Abraxas acquired all of the shares of the capital stock of Wind River Resources Corporation. The consideration for the purchase was 106,977 shares of Abraxas common stock and $35,000 in cash. Subsequent to this transaction, the airplane was sold.

         Abraxas has adopted a policy that transactions, including loans, before July of 2002 between Abraxas and its officers, directors, principal stockholders, or affiliates of any of them, will be on terms no less favorable to Abraxas than can be obtained on an arm's length basis in transactions with third parties and must be approved by the vote of at least a majority of the disinterested directors, and does not permit any such loans after July of 2002.

                                  PROPOSAL TWO

                          Ratification of Selection of
                              Independent Auditors

         The Abraxas Board of Directors has selected BDO Seidman, LLP to serve as independent auditors of Abraxas for the fiscal year ending December 31, 2004. Although stockholder ratification is not required, the Board of Directors has directed that such appointment be submitted to the stockholders of Abraxas for ratification at the annual meeting. BDO Seidman, LLP provided audit services to Abraxas for the year ended December 31, 2003. A representative of BDO Seidman, LLP will be present at the Annual Meeting, and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. No representative of Deloitte & Touche LLP will be present at the annual meeting.

         On April 22, 2003, the Board of Directors engaged the accounting firm of BDO Seidman, LLP as Abraxas' certifying accountant for the year ended December 31, 2003. The decision to approve the dismissal of Deloitte & Touche LLP and engagement of BDO Seidman, LLP was approved by the Audit Committee and the entire Board of Directors. Deloitte & Touche LLP was notified of their dismissal on April 22, 2003.

         The reports of Deloitte & Touche LLP on Abraxas' financial statements for the two fiscal years ended December 31, 2001 and 2002 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         In connection with the audits of Abraxas' financial statements for each of the two fiscal years ended December 31, 2001 and 2002, there were no disagreements with Deloitte & Touche LLP on any matters of accounting principles, financial statement disclosure or audit scope and procedures which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused the firm to make reference to the matter in its report. During each of the two fiscal years ended December 31, 2001 and 2002, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

         Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote on this item at the annual meeting is necessary to ratify the appointment of Abraxas' independent auditors. The enclosed form of proxy provides a means for stockholders to vote for the ratification of selection of independent auditors, to vote against it or to abstain from voting with respect to it. If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder's proxy are to be voted, such shares will be voted FOR the ratification of selection of independent auditors. Under applicable Nevada law, in determining whether this item has received the requisite number of affirmative votes, abstentions and broker non-votes will not be counted and will have no effect.

         The Board of Directors recommends a vote "FOR" the ratification of the selection of BDO Seidman, LLP as independent auditors of Abraxas for the fiscal year ending December 31, 2004.

              STOCKHOLDER PROPOSALS FOR 2005 ABRAXAS ANNUAL MEETING

         Abraxas intends to hold its next annual meeting in May of 2005, according to its normal schedule. In order to be included in the proxy material for the 2005 Annual Meeting, Abraxas must receive eligible proposals of stockholders intended to be presented at the annual meeting on or before December 21, 2004, directed to the Abraxas Secretary at the address indicated on the first page of this proxy statement.

         According to our Amended and Restated Bylaws, Abraxas must receive timely written notice of any stockholder nominations and proposals to be properly brought before the 2005 Annual Meeting. To be timely, such notice must be delivered to the Abraxas Secretary at the principal executive offices set forth on the first page of this proxy statement not later than the close of business on March 30, 2005 nor earlier than March 1, 2005. The written notice must set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

         In the event that the 2005 Annual Meeting is more than 30 days from May 21, 2005 (the anniversary of the 2004 Annual Meeting), the dates for submission with the proxy materials and to be properly brought before the 2005 Annual Meeting will change according to the Amended and Restated Bylaws and Regulation 14A under the Exchange Act. A copy of the Amended and Restated Bylaws of Abraxas setting forth the advance notice provisions and requirements for submission of stockholder nominations and proposals may be obtained from the Abraxas Secretary at the address indicated on the first page of this proxy statement.

                                  OTHER MATTERS

         No business other than the matters set forth in this document is expected to come before the meeting, but should any other matters requiring a stockholder's vote arise, including a question of adjourning the meeting, the persons named in the accompanying Proxy will vote thereon according to their best judgment in the interests of Abraxas. If the nominee for office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies may vote for another person in his place in what they consider the best interests of Abraxas.

         Upon the written request of any person whose proxy is solicited hereunder, Abraxas will furnish without charge to such person a copy of its annual report filed with the United States Securities and Exchange Commission on Form 10-K, including financial statements and schedules thereto, for the fiscal year ended December 31, 2003. Such written request is to be directed to the attention of Chris E. Williford, 500 North Loop 1604 East, Suite 100, San Antonio, Texas 78232.

                                     By Order of the Board of Directors

                                     Stephen T. Wendel
                                     SECRETARY

San Antonio, Texas
April 22, 2004

                                  FORM OF PROXY
                                      FRONT

                          ABRAXAS PETROLEUM CORPORATION
                       500 North Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                                 (210) 490-4788




           This Proxy is Solicited on behalf of the Board of Directors

         The undersigned stockholder of Abraxas Petroleum Corporation, a Nevada corporation (the "Company"), hereby appoints Robert L. G. Watson, Chris E. Williford and Robert W. Carington, Jr., and each of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Abraxas common stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 21, 2004, and any adjournment thereof, with all powers which the undersigned would possess if personally present.

         The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Abraxas dated April 22, 2004.

                   continued and to be signed on reverse side

                                      BACK

         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" the election of Directors and "FOR" the Approval of Proposal 2.

                               FOR     WITHHELD     FOR ALL
                               ALL       ALL        EXCEPT
1.  ELECTION OF DIRECTORS      [ ]       [ ]          [ ]     Nominees:
NOMINATED BY BOARD OF                                         Robert L.G. Watson
DIRECTORS                                                     Harold D. Carter
                                                              Barry J. Galt
                                                              James C. Phelps

TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE (BUT LESS THAN ALL) NOMINEES, WRITE SUCH NOMINEE'S NAME BELOW AND MARK "FOR ALL EXCEPT" ABOVE.

                     --------------------------------------
                                Nominee Exception

2. PROPOSAL TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS AUDITORS OF ABRAXAS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004

                  [ ] FOR               [ ] AGAINST        [  ]   ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

CHECK HERE FOR ADDRESS CHANGE  [  ]                   NEW ADDRESS:



         Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



DATED:  ______________, 2004
                                    Signature




PLEASE MARK, SIGN, DATE AND RETURN
THE PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.                                   Signature if held jointly